UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2020

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-56094	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida (Address of principal executive offices)	34240 (Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement

Private Placement of Secured Convertible Notes and Unit Purchase Options

On June 30, 2020 (the “Third Closing”), the Company held its final closing at which time it entered into definitive securities purchase agreements (“Purchase Agreements”) with accredited investors for their purchase of (i) secured convertible notes of the Company in the aggregate original principal amount of $401,200 (the “Notes”) and (ii) Unit Purchase Options (“Purchase Options”) to purchase 55,797 units (each, a “Unit”), at an exercise price of $5.00 per Unit (subject to adjustments), with each Unit exercisable for (A) one share of the Company’s common stock and (B) a 5-year warrant (the “Warrants”) to purchase one share of the Company’s common stock at an exercise price of $6.00 (subject to adjustments) (the “Private Placement”). Each purchaser of a Note will be issued a 5-year Purchase Option to purchase 0.139 Units for each dollar of Notes purchased. Upon the second closing (“Second Closing”) on June 22, 2020 of the sale of the Notes and Purchase Options , the Company received gross cash proceeds of $988,640 million. We had an initial closing (“Initial Closing”) of the Private Placement on May 15, 2020 at which time we received $2,105,000 (of which $1,961,360 was received in cash and $143,640 resulted from cancellation of indebtedness). Tribal Capital Markets, LLC acted as placement agent (the “Placement Agent”) in the Private Placement. We paid the Placement Agent and certain selling agents a cash fee of 8% on a portion of the proceeds for an aggregate amount for the Initial Closing, the Second Closing and the Third Closing of $236,000, We also agreed to issue the Placement Agent and the selling agent 5-year warrants to purchase 10,800 shares of our common stock at an exercise price of $3.60. These warrants will have the same terms and conditions as the Warrants issued in the Private Placement, except for the different exercise price. The Company received approximately $3.08 million in net proceeds from both the Initial Closing, the Second Closing and Third Closing, after deducting placement agent fees and selling agent fees payable to the Placement Agent and selling agent, respectively, and investor counsel in connection with the transaction. We used $413,456 to repay prior outstanding indebtedness with a 9% interest rate ($335,000 in principal and $78,456 in accrued interest). The remaining proceeds are expected to be used for working capital and general corporate purposes. The terms of the Private Placement are more fully set forth in the form of Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. The Purchase Options are subject to the terms and conditions of the form of Purchase Option attached hereto as Exhibit 4.2 and incorporated by reference herein. The Warrants are subject to the terms and conditions of the Form of Warrant attached hereto as Exhibit 4.3 and incorporated by reference herein.

Pursuant to that certain Form of Secured Convertible Note entered into in connection with the Purchase Agreement (the “Form of Note”), interest on such Notes accrues at a rates of ten percent (10%) per annum and is payable either in cash or in shares of the Company’s common stock at the conversion price in the Note on each of the six and twelve month anniversary of the issuance date and on the maturity date of December 30, 2021 (the “Maturity Date”).

All amounts due under the Notes are convertible at any time after the issuance date, in whole or in part (subject to rounding for fractional shares), at the option of the holders into the Company’s common stock at a fixed conversion price, which is subject to adjustment as summarized below. The Notes are initially convertible into the Company’s common stock at an initial fixed conversion price of $3.60 per share. This conversion price is subject to adjustment for stock splits, combinations or similar events and anti-dilution provisions, among other adjustments.

Upon any issuance by the Company of any of its equity securities, including Common Stock, for cash consideration, indebtedness or a combination thereof after the date hereof (a “Subsequent Equity Financing”), each holder shall have the option to convert the outstanding principal and accrued but unpaid interest of its Note into the number of fully paid and non-assessable shares of securities issued in the Subsequent Equity Financing (“Conversion Securities”) equal to the product of unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder multiplied by 1.1, divided by the price per share paid by the investors for the Conversion Securities.

A Note may not be converted and shares of common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding ordinary shares.

The Company may prepay the Notes at any time in whole or in part by paying a s sum of money equal to 100% of the principal amount to be redeemed, together with accrued and unpaid interest plus a prepayment fee equal to one percent (1%) of the principal amount to be repaid.

The Notes contain customary triggering events including but not limited to: (i) failure to make payments when due under the Notes; and (ii) bankruptcy or insolvency of the Company. If a triggering event occurs, each holder may require the Company to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash.

The Notes are secured by the proceeds from the $3,000,000 milestone payment pursuant to Section 7.2(b) of the Distribution Agreement dated November 12, 2018 between the Obligor and Ferring International Center S.A. (“Ferring”), after such proceeds are actually received by the Company from Ferring, all pursuant to the terms of a Security Agreement entered into between the Company and the noteholders under the Securities Purchase Agreement

The Notes are subject to the terms and conditions of the Form of Note attached hereto as Exhibit 4.1 and incorporated herein by reference. The Security Agreement is subject to the terms and conditions of the Security Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

The Company entered into a Registration Rights Agreement with the holders of the Notes as of the date of Closing (the “Registration Rights Agreement”). Pursuant to the terms of Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (“SEC”) an initial Registration Statement on Form S-3 (or Form S-1 if S-3 is not available) covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement), provided that such initial Registration Statement shall register for resale at least the number of shares of the Company’s common stock equal to 100% of the maximum number of shares issuable upon conversion of the Notes and exercise of the Purchase Option (and related warrants)(as of the date such Registration Statement is initially filed with the SEC, with the filing of such initial Registration Statement to occur within 30 days of the Closing The Registration Rights Agreement is subject to the terms and conditions of the Registration Rights Agreement attached hereto as Exhibit 10.3 and incorporated herein by reference

Item 2.03      Creation of a Direct Financial Obligation or a Obligation under an Off-Balance Sheet Arrangement of a Registration

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02      Unregistered Sale of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference. The issuance was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Secured Convertible Note, filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated June 22, 2020 and filed on June 26, 2020 and incorporated herein by reference.
4.2	Form of Unit Purchase Option, filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated June 22, 2020 and filed on June 26, 2020 and incorporated herein by reference.
4.3	Form of Warrant, filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and incorporated herein by reference.
10.1	Securities Purchase Agreement, filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated June 22, 2020 and filed on June 26, 2020 and incorporated herein by reference.
10.2	Security Agreement, filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and incorporated herein by reference.
10.3	Registration Rights Agreement, filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated July 6, 2020